Exhibit 1.01

SPX Technologies, Inc.

Conflict Minerals Report

Reporting Period: January 1, 2025 – December 31, 2025

This Conflict Minerals Report (this “Report”) of SPX Corporation (“SPX,” “Company,” “we,” “us,” or “our”) for the reporting period from January 1, 2025 to December 31, 2025 (the “Reporting Period”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended.

Forward-looking statements contained in this Report are made based on events and circumstances known by us at the time of release and, as such, are inherently subject to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation, or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s business, products, compliance efforts, and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties, and assumptions, including, among other matters, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, and our ability to identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Forms 10-Q filed with the Securities and Exchange Commission (“SEC”). The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

Under SEC regulations, if any “conflict minerals” (as defined below) are necessary to the functionality or production of a product manufactured by the Company or contracted by the Company to be manufactured, the Company must conduct in good faith a reasonable country of origin inquiry (“RCOI”) regarding those “conflict minerals” that is reasonably designed to determine whether any of the “conflict minerals” originated in the Covered Countries (as defined below) or are from recycled or scrap sources. Form SD defines “conflict minerals” as (i) columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are currently limited to tantalum, tin, and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Form SD, (collectively, the “Covered Countries”).

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products. As required by SEC’s conflict minerals rule, the Company has conducted a good faith RCOI regarding conflict minerals included in the Company’s products during the Reporting Period to determine whether any such conflict minerals originated in the Covered Countries and/or whether any of the conflict minerals were from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence within the meaning of the SEC’s conflict minerals rule. The results of SPX’s RCOI, as well as the Company’s additional due diligence regarding the sources of conflict minerals, are contained in this Report.

This Report is publicly available on our website at www.spx.com. The content on, or accessible through, our website or any website referred to in this Report is not, and shall not be deemed to be, part of this Report or incorporated into this or any other filings SPX makes with the SEC unless expressly noted.

Company Overview and Product Description

SPX Technologies, Inc., through its subsidiaries, is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has operations in over 16 countries.

1

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “products”). Certain of the products contain materials or components that use metallic forms of tin, tantalum, tungsten, and/or gold (“subject minerals”). For the Reporting Period, the Company reasonably determined that the following product groups contain subject minerals:

•         Dry cooling systems;

•         Evaporative and hybrid cooling systems;

•         Hydronic heating and cooling equipment;

•         Rotating and stationary heat exchangers; pollution control systems;

•         Boilers and water heaters;

•         Heating and ventilation products;

•         Air blowers and exhaust systems;

•         Air handling units;

•         Industrial refrigeration products;

•         Spectrum monitoring and signal monitoring systems;

•         Obstruction lighting;

•         Marine and aviation aids-to-navigation products;

•         Tactical datalinks and radio frequency (“RF”) countermeasures;

•         Data acquisition units to support infrared countermeasures and digital interoperability systems;

•         Fare collection systems;

•         Portable cable and pipe locators;

•         Pipeline inspection and rehabilitation equipment; and

•         Ground penetrating radar products and robotics used in underground utilities.

The due diligence efforts noted below were undertaken on the products manufactured by us in the Reporting Period.

Reasonable Country of Origin Inquiry

SPX conducted a good faith RCOI regarding the potential inclusion of conflict minerals in the products during the Reporting Period. There is significant overlap between the Company’s RCOI efforts and the due diligence measures performed. Although some of our products contain subject minerals, we typically do not purchase raw materials directly from mines, smelters, or refiners and we are many steps removed in the supply chain from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Accordingly, we rely on direct suppliers in the supply chain between us and the original sources of raw materials to provide information regarding the origin of any conflict minerals that may be included in the products.

We have taken steps to identify the applicable smelters and refiners of such subject minerals metals in our supply chain. However, as a downstream purchaser of components and materials that contain subject minerals, our RCOI and due diligence measures can provide only reasonable - not absolute - assurance regarding the source and chain of custody of the conflict minerals. The Company’s RCOI and due diligence processes are based on the necessity of seeking data from direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the subject minerals contained in components and materials supplied to us. Another complicating factor is the unavailability of country of origin and chain of custody information from direct suppliers on a continuous, real-time basis. The Company’s available sources of information may yield inaccurate or incomplete information and may be subject to fraud. The Company engaged Source Intelligence, a third-party consultant with expertise in supplier engagement, to assist the Company in its RCOI.

The Company began its RCOI by identifying product families and commodities that may contain subject minerals. Using information derived from the Company’s procurement systems, supplemented by information supplied by personnel in the Company’s business units supply chain, SPX identified direct suppliers of components and materials that may contain subject minerals.

2

All direct suppliers were included in the RCOI performed by Source Intelligence. Prior to being asked to provide data with respect to subject minerals, suppliers were asked a series of questions to determine whether the products they supply to SPX contain subject minerals necessary to the functionality or production, whether SPX influences the design of such products, and whether the products were supplied to SPX during the 2025 reporting year. This information was used to determine which suppliers were in scope for regulatory purposes and thus asked to provide additional information with respect to the subject minerals. These direct suppliers were provided information by the Company describing its Conflict Minerals Compliance Program (the “CMCP”) requirements and identifying Source Intelligence as the Company’s third-party consultant assisting in the process. The third-party consultant sent direct suppliers additional information with respect to the CMCP, including an educational tool to facilitate a deeper understanding of the program and why information was being requested. We requested that each of these identified direct suppliers complete a survey utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”). Suppliers were offered two options to submit the required information, either by uploading the CMRT in Microsoft Excel format or by completing an online survey version of this template directly in the third-party consultant’s platform. This survey, among other things, solicited information regarding the location and identity of smelters and refiners. Suppliers that did not promptly complete a survey were contacted in accordance with an escalating protocol by our third-party consultant and, if still not responding, by us in efforts to get all direct suppliers to complete the survey.

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the smelters or refiners of the conflict minerals and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the third-party consultant’s platform or to provide this information in the online survey version. Where a supplier was unable to provide a CMRT, the third-party consultant requested information on its suppliers of products or components which may require conflict minerals for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email in order to build a chain-of-custody back to the smelter or refiner. Suppliers were given the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope was required to be specified. Efforts were undertaken to address and meet the concerns of suppliers regarding their need to maintain the confidentiality of their data. In order to address this concern, non-disclosure agreements were executed with suppliers when requested.

Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” flags were raised, suppliers were contacted and requested to provide clarification:

•	One or more smelter or refiners (“SORs”) were listed for an unused metal;
•	SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;
•	Supplier answered “yes” to sourcing from the Democratic Republic of the Congo or adjoining countries, but none of the SORs listed are known to source from the region;
•	Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;
•	Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;
•	Supplier indicated they have not provided all applicable SOR information received; and
•	Supplier indicated 100% of the conflict minerals for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

A total of 279 Tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by Source Intelligence. The response rate among these suppliers was 70%. Of these responding suppliers, 62% indicated one or more of the subject conflict minerals as necessary to the functionality or production of the products they supply to SPX. Using the information collected from the surveys completed by these direct suppliers, and Source Intelligence’s smelter/refiner database, we determined certain of the subject minerals used in such products may have originated from the Covered Countries. As such, we proceeded to exercise due diligence.

3

Due Diligence Framework and Measures

We designed our due diligence framework to materially conform to applicable portions of the OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en (“OECD Guidelines”).

In accordance with applicable portions of the OECD Guidance for downstream companies such as the Company, the due diligence measures we performed include, but are not limited to, the following:

•	Reporting to senior management regarding the structure of our conflict minerals program.
•	Reporting to senior management on direct suppliers’ responses to our conflict minerals information requests.
•	Communicating our policy on conflict minerals to direct suppliers.
•	Communicating the commitments and requirements expected of our direct suppliers, supported by, when appropriate, email and phone dialogues.
•	Comparing smelters and refiners identified by our direct suppliers to the lists of validated conflict free and verified facilities and conducting independent research.
•	Including contractual terms and conditions regarding procurement practices that encourage our direct suppliers to purchase raw materials from smelters / refiners which have achieved a compliant designation by the Responsible Minerals Assurance Process (“RMAP”) of the Responsible Minerals Initiative (the “RMI”) or have an audit program with which RMI has mutual recognition.
•	Consideration of developing a risk mitigation plan that allows for continued trade with a supplier as appropriate through the supplier’s risk mitigation efforts and evaluating the business relationship with suppliers that do not address the risks.

Due Diligence Results

We utilized the CMRT to solicit our relevant direct suppliers to gather detailed information regarding the existence of subject minerals in materials or components sold to us, as well as the origin and chain of custody of the subject minerals. We compared the list of SORs identified to us by suppliers with those included in lists of validated conflict free and verified facilities: the RMAP, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. If the SOR is not certified by these internationally-recognized schemes, Source Intelligence attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SORs takes to track the chain-of-custody on the source of its mineral ores. Relevant information includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research was also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices.

To date information received from direct suppliers was inconclusive in indicating that subject minerals in our supply chain directly or indirectly financed or benefitted armed groups in the Covered Countries; even so, based on the information provided by these suppliers and our own due diligence efforts for the Reporting Period, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of subject minerals in the products. Some suppliers disclosed to us that scrap/recycled sources of subject minerals were identified in their supply chains and did not require due diligence.

Based on the information provided by these suppliers and information available from RMI and the other sources identified above, SPX believes the smelters and refiners and the countries of origin of subject minerals processed by these smelters and refiners that may have been used to produce subject minerals used in the products include those listed on Annexes A and B. Based on Source Intelligence’s smelter/refiner database, there was an indication of sourcing of subject minerals from the Covered Countries for 43 out of 365 verified smelters/refiners.

4

In addition, based on our due diligence certain potential smelters/refiners listed by our direct suppliers were omitted from this Report because the verification status for the smelter/refiner was inconclusive for a variety of reasons. These reasons include, without limitation, that a direct supplier listed the smelter/refiner for processing a metal the smelter/refiner it is not known to process; that RMI determined the smelter/refiner no longer meets the definition of a smelter or refiner; that RMI determined the company listed as a smelter/refiner does not smelt or refine, or exclusively recycles subject minerals; that RMI has retired the parent or group level smelter/refiner; that RMI determined the smelter/refiner does not meets the definition of a smelter/refiner; or otherwise our due diligence was inconclusive with regard to the entity.

Additional Due Diligence and Risk Mitigation

SPX intends to continue to evaluate its due diligence program, and, in particular, intends to periodically review the criteria used to select suppliers for solicitation. We expect to continue to engage with our direct suppliers so that they more closely comply with SPX’s conflict minerals policy and are able to track the sourcing of conflict minerals with greater precision. To that end, the Company expects to continue outreach efforts among the direct supplier base, particularly with respect to direct suppliers that have not previously conducted business with the Company and with respect to direct suppliers that are unable to provide greater transparency as to their own sourcing practices.

Independent Audit Report

Consistent with Rule 13p-1 and the SEC’s April 29, 2014 statement* relating to Rule 13p-1, this Report is not required to be accompanied by an independent private sector audit.

* Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, Keith F. Higgins, Director, SEC Division of Corporation Finance, April 29, 2014.

5

Annexes

The information in the below tables, Annexes A and B, have been gathered and transmitted through multiple levels of our supply chain, and there is a risk that it is not accurate or current. In most cases, direct suppliers provided smelter and/or refiner information and therefore any country of origin data related to such smelter and/or refiner for their entire supply chain without identifying which smelters and/or refiners may have contributed conflict minerals to components and materials actually supplied to us. Accordingly, we cannot verify that any of the smelters and/or refiners or country of origin data shown in these tables actually were part of our supply chain. The presence of a smelter or refiner in this table does not necessarily mean that conflict minerals processed at that smelter or refiner were used in any components and materials supplied to us or in any SPX products.

6

Annex A

Below is a list of the smelters/refiners collected as a result of our due diligence activities:

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	8853 S.p.A.	RJC
Gold	ABC Refinery Pty Ltd.	LBMA
Gold	Abington Reldan Metals, LLC	RMAP
Gold	Advanced Chemical Company	RMAP
Gold	African Gold Refinery	Not certified
Gold	Agosi AG	LBMA, RJC, RMAP
Gold	Aida Chemical Industries Co., Ltd.	RMAP
Gold	Al Etihad Gold Refinery DMCC	RJC
Gold	Albino Mountinho Lda.	Not certified
Gold	Alexy Metals	Not certified
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP
Gold	Argor-Heraeus S.A.	LBMA, RJC, RMAP
Gold	ASAHI METALFINE, Inc.	LBMA, RMAP
Gold	Asahi Refining Canada Ltd.	LBMA, RMAP
Gold	Asahi Refining USA Inc.	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Not certified
Gold	Attero Recycling Pvt Ltd	Not certified
Gold	AU Traders and Refiners	Not certified
Gold	Augmont Enterprises Private Limited	Not certified
Gold	Aurubis AG	LBMA, RMAP
Gold	Bangalore Refinery	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP
Gold	Boliden Mineral AB (Ronnskar)	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP
Gold	Caridad	Not certified
Gold	Cendres + Metaux S.A.	RJC
Gold	CGR Metalloys Pvt Ltd.	Not certified
Gold	Chimet S.p.A.	LBMA, RMAP
Gold	Chugai Mining	RMAP
Gold	Coimpa Industrial LTDA	RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	LBMA
Gold	Degussa Sonne / Mond Goldhandel GmbH	Not certified
Gold	Dijllah Gold Refinery FZC	Not certified

A-1

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	Dongwu Gold Group	LBMA
Gold	Dowa	RMAP
Gold	DSC (Do Sung Corporation)	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	RMAP
Gold	Elite Industech Co., Ltd.	RMAP
Gold	Emerald Jewel Industry India Limited (Unit 1)	Not Certified
Gold	Emerald Jewel Industry India Limited (Unit 2)	Not Certified
Gold	Emerald Jewel Industry India Limited (Unit 3)	Not Certified
Gold	Emerald Jewel Industry India Limited (Unit 4)	Not Certified
Gold	Emirates Gold DMCC	Not certified
Gold	Fidelity Printers and Refiners Ltd.	Not certified
Gold	Fujairah Gold FZC	Not certified
Gold	Gasabo Gold Refinery Ltd	Not certified
Gold	GG Refinery Ltd.	RMAP
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	Not certified
Gold	Glencore Canada Corporation - CCR Refinery	LBMA, RMAP
Gold	Gold by Gold Colombia	RMAP
Gold	Gold Coast Refinery	Not certified
Gold	Gold Corporation - The Perth Mint	LBMA, RMAP
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	LBMA
Gold	Guangdong Jinding Gold Limited	Not certified
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Not certified
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Not certified
Gold	Heimerle + Meule GmbH	LBMA, RJC, RMAP
Gold	Heraeus Germany GmbH Co. KG	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Not certified
Gold	HwaSeong CJ CO., LTD.	Not certified
Gold	Impala Platinum - Base Metal Refinery (BMR)	RMAP
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	RMAP
Gold	Impala Platinum - Rustenburg Smelter	RMAP
Gold	Industrial Refining Company	Not certified
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, RMAP
Gold	International Precious Metal Refiners	RJC
Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, RMAP
Gold	Istanbul Gold Refinery	LBMA, RMAP
Gold	Italpreziosi	RJC, RMAP

A-2

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	JALAN & Company	Not certified
Gold	Japan Mint	LBMA, RMAP
Gold	Jiangxi Copper Co., Ltd.	LBMA, RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Not certified
Gold	JSC Novosibirsk Refinery	Not certified
Gold	JSC Uralelectromed	Not certified
Gold	JX Advanced Metals Corporation	LBMA, RMAP
Gold	K.A. Rasmussen	Not certified
Gold	Kaloti Precious Metals	Not certified
Gold	Kazakhmys Smelting LLC	Not certified
Gold	Kazzinc Ltd	LBMA, RMAP
Gold	Kennecott Utah Copper LLC	LBMA, RMAP
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Not certified
Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP
Gold	Kojima Chemicals Co., Ltd.	RMAP
Gold	Korea Zinc Co., Ltd.	RMAP
Gold	Kundan Care Products Ltd.	Not certified
Gold	Kyrgyzaltyn JSC	LBMA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Not certified
Gold	L'azurde Company For Jewelry	Not certified
Gold	Lingbao Gold Co., Ltd.	Not certified
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Not certified
Gold	L'Orfebre S.A.	Not certified
Gold	LS MnM Inc..	LBMA, RMAP
Gold	LT Metal Ltd.	RMAP
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Not certified
Gold	Marsam Metals	Not certified
Gold	Materion	RMAP
Gold	Matsuda Sangyo Co., Ltd.	LBMA, RMAP
Gold	MD Overseas	Not certified
Gold	Metal Concentrators SA (Pty) Ltd.	RJC, RMAP
Gold	Metallix Refining Inc.	Not certified
Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	LBMA, RJC, RMAP
Gold	Metalor Technologies S.A.	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	LBMA, RJC, RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	RMAP-Active

A-3

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	Mitsubishi Materials Corporation	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, RMAP
Gold	MKS PAMP SA	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, RMAP
Gold	Modeltech Sdn Bhd	Not certified
Gold	Morris and Watson	Not certified
Gold	Moscow Special Alloys Processing Plant	Not certified
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP
Gold	Naoshima Smelter & Refinery	Not certified
Gold	Navoi Mining and Metallurgical Combinat	LBMA, RMAP
Gold	NH Recytech Company	RMAP
Gold	Nihon Material Co., Ltd.	LBMA, RMAP
Gold	NOBLE METAL SERVICES	Not certified
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Not certified
Gold	Pease & Curren	Not certified
Gold	Penglai Penggang Gold Industry Co., Ltd.	Not certified
Gold	Planta Recuperadora de Metales SpA	RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	Not certified
Gold	PT Aneka Tambang (Persero) Tbk	LBMA, RMAP
Gold	PX Precinox S.A.	LBMA, RMAP
Gold	QG Refining, LLC	Not certified
Gold	Rand Refinery (Pty) Ltd.	LBMA, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	Not certified
Gold	REMONDIS PMR B.V.	RMAP
Gold	Royal Canadian Mint	LBMA, RMAP
Gold	SAAMP	RJC
Gold	Sabin Metal Corp.	Not certified
Gold	Safimet S.p.A	RJC
Gold	SAFINA A.S.	RMAP
Gold	Sai Refinery	Not certified
Gold	SAM Precious Metals	RJC
Gold	Samduck Precious Metals	Not certified
Gold	SAMWON METALS Corp.	Not certified
Gold	SEMPSA Joyeria Plateria S.A.	LBMA, RJC, RMAP
Gold	Shandong Gold Smelting Co., Ltd.	LBMA, RMAP
Gold	Shandong Humon Smelting Co., Ltd.	Not certified
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Not certified

A-4

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP
Gold	Shenzhen CuiLu Gold Co., Ltd.	Not certified
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	Not certified
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Not certified
Gold	Shirpur Gold Refinery Ltd.	Not certified
Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, RMAP
Gold	Singway Technology Co., Ltd.	Not certified
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Not certified
Gold	Solar Applied Materials Technology Corp.	LBMA, RMAP
Gold	Sovereign Metals	Not certified
Gold	State Research Institute Center for Physical Sciences and Technology	Not certified
Gold	Sudan Gold Refinery	Not certified
Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP
Gold	SungEel HiMetal Co., Ltd.	RMAP
Gold	Super Dragon Technology Co., Ltd.	Not certified
Gold	T.C.A S.p.A	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	RMAP-Active
Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	Not certified
Gold	TOO Tau-Ken-Altyn	LBMA, RMAP
Gold	Torecom	Not certified
Gold	Umicore Precious Metals Thailand	Not certified
Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	RMAP
Gold	Valcambi S.A.	LBMA, RJC, RMAP
Gold	WEEEREFINING	Not certified
Gold	WIELAND Edelmetalle GmbH	RJC, RMAP
Gold	Yamakin Co., Ltd.	RMAP
Gold	Yokohama Metal Co., Ltd.	RMAP
Gold	Yunnan Copper Southwest Copper Branch	Not certified
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	LBMA, RMAP
Tantalum	5D Production OU	Not certified
Tantalum	AMG Brasil	RMAP
Tantalum	D Block Metals, LLC	RMAP
Tantalum	F&X Electro-Materials Ltd.	RMAP
Tantalum	FIR Metals & Resource Ltd.	RMAP
Tantalum	Global Advanced Metals Aizu	RMAP
Tantalum	Global Advanced Metals Boyertown	RMAP

A-5

Subject Mineral	Name of Smelter/Refiner†	Status*
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	RMAP-Active
Tantalum	Jiangxi Tuohong New Raw Material	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP
Tantalum	KEMET de Mexico	RMAP
Tantalum	Materion Newton Inc.	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP
Tantalum	Mineracao Taboca S.A.	RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP
Tantalum	Molycorp Silmet A.S.	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP
Tantalum	NPM Silmet AS	RMAP
Tantalum	PowerX Ltd.	RMAP
Tantalum	QuantumClean	RMAP
Tantalum	Resind Industria e Comercio Ltda.	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	RMAP
Tantalum	Solikamsk Magnesium Works OAO	Not certified
Tantalum	Taki Chemical Co., Ltd.	RMAP
Tantalum	TANIOBIS Co., Ltd.	RMAP
Tantalum	TANIOBIS GmbH	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	RMAP
Tantalum	Telex Metals	RMAP
Tantalum	Ulba Metallurgical Plant JSC	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP
Tin	Alpha Assembly Solutions Inc	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	Not certified
Tin	Aurubis Beerse	RMP
Tin	Cendres + Metaux S.A.	Not certified
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP
Tin	China Tin Group Co., Ltd.	RMAP
Tin	Conecsus LLC	RMAP-Active
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	RMAP-Active

A-6

Subject Mineral	Name of Smelter/Refiner†	Status*
Tin	CRM Synergies	RMAP
Tin	CV Ayi Jaya	RMAP
Tin	Dongguan Best Alloys Co., Ltd.	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Not certified
Tin	Dowa	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Not certified
Tin	EM Vinto	RMAP
Tin	Estanho de Rondonia S.A.	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Not certified
Tin	Fenix Metals	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Not certified
Tin	Gejiu Kai Meng Industry and Trade LLC	Not certified
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Not certified
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Not certified
Tin	Global Advanced Metals Greenbushes Pty Ltd.	RMAP
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	RMAP-Active
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	Not certified
Tin	Luna Smelter, Ltd.	RMAP
Tin	Ma'anshan Weitai Tin Co., Ltd.	Not certified
Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP
Tin	Malaysia Smelting Corporation (MSC)	Not certified
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	RMAP
Tin	Melt Metais e Ligas S.A.	RMAP-Active
Tin	Metallic Resources, Inc.	RMAP
Tin	Mineracao Taboca S.A.	RMAP
Tin	Mining Minerals Resources SARL	RMAP
Tin	Minsur	RMAP
Tin	Mitsubishi Materials Corporation	RMAP
Tin	Modeltech Sdn Bhd	Not certified
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Not certified
Tin	Novosibirsk Tin Combine	Not certified
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	RMAP
Tin	Operaciones Metalurgicas S.A.	RMAP
Tin	P Kay Metal, Inc	RMAP
Tin	Pongpipat Company Limited	Not certified
Tin	Precious Minerals and Smelting Limited	Not certified

A-7

Subject Mineral	Name of Smelter/Refiner†	Status*
Tin	PT Arsed Indonesia	RMAP
Tin	PT Artha Cipta Langgeng	RMAP-Active
Tin	PT ATD Makmur Mandiri Jaya	RMAP
Tin	PT Bangka Prima Tin	RMAP
Tin	PT Cipta Persada Mulia	RMAP
Tin	PT Masbro Alam Stania	RMAP-Active
Tin	PT Menara Cipta Mulia	RMAP
Tin	PT Mitra Stania Prima	RMAP
Tin	PT Mitra Sukses Globalindo	RMAP
Tin	PT Panca Mega Persada	Not certified
Tin	PT Premium Tin Indonesia	RMAP
Tin	PT Prima Timah Utama	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	RMAP
Tin	PT Rajehan Ariq	RMAP
Tin	PT Timah Tbk Kundur	RMAP
Tin	PT Timah Tbk Mentok	RMAP
Tin	Resind Industria e Comercio Ltda.	RMAP
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	Not certified
Tin	Rui Da Hung	RMAP
Tin	Super Ligas	RMAP
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	RMAP
Tin	Thaisarco	RMAP
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	RMAP
Tin	Tin Technology & Refining	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Not certified
Tin	VQB Mineral and Trading Group JSC	Not certified
Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP
Tin	Woodcross Smelting Company Limited	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Not certified
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	RMAP
Tungsten	ACL Metais Eireli	Not certified
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Not certified
Tungsten	Artek LLC	Not certified
Tungsten	Asia Tungsten Products Vietnam Ltd.	RMAP
Tungsten	China Molybdenum Co., Ltd.	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	Not certified
Tungsten	Cronimet Brasil Ltda	RMAP
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Not certified

A-8

Subject Mineral	Name of Smelter/Refiner†	Status*
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Not certified
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP
Tungsten	Geo Enterprise	Not certified
Tungsten	Global Tungsten & Powders LLC	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP
Tungsten	H.C. Starck Tungsten GmbH	RMAP
Tungsten	HANNAE FOR T Co., Ltd.	Not certified
Tungsten	Hubei Green Tungsten Co., Ltd.	RMAP
Tungsten	Hunan Jintai New Material Co., Ltd.	Not certified
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Not certified
Tungsten	Hydrometallurg, JSC	Not certified
Tungsten	Japan New Metals Co., Ltd.	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Not certified
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Not certified
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	RMAP
Tungsten	Kennametal Fallon	RMAP
Tungsten	Kennametal Huntsville	RMAP
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO., LTD	RMAP-Active
Tungsten	Lianyou Metals Co., Ltd.	RMAP
Tungsten	Lianyou Resources Co., Ltd.	RMAP
Tungsten	LLC Vostok	Not certified
Tungsten	MALAMET SMELTING SDN. BHD.	Not certified
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP
Tungsten	Masan High-Tech Materials	RMAP
Tungsten	Moliren Ltd.	Not certified
Tungsten	Nam Viet Cromit Joint Stock Company	Not certified
Tungsten	Niagara Refining LLC	RMAP
Tungsten	NPP Tyazhmetprom LLC	Not certified
Tungsten	OOO “Technolom” 1	Not certified
Tungsten	OOO “Technolom” 2	Not certified
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	RMAP
Tungsten	Philippine Carreytech Metal Corp.	RMAP-Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP

A-9

Subject Mineral	Name of Smelter/Refiner†	Status*
Tungsten	S.P.T. spol.s r.o.	RMAP
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	RMAP
Tungsten	Tungamoy Metals Inc.	RMAP
Tungsten	Tungsten Vietnam Joint Stock Company	RMAP
Tungsten	Unecha Refractory Metals Plant	Not certified
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	RMAP-Active
Tungsten	Wolfram Bergbau und Hutten AG	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	RMAP
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	Not certified

† Smelter or refiner names as reported by Responsible Minerals Initiative.

* Status defined as follows:

1.    Responsible Minerals Assurance Process: Responsible Minerals Initiative

•	RMAP: Smelter/refiner has an active certification or is in the process of renewing certification.
•	RMAP-Active: Smelter/refiner is actively moving through certification process.

2.    Responsible Gold Certificate: London Bullion Market Association

•	LBMA: Smelter/refiner has obtained a Responsible Gold Certification.

3.    Chain of Custody Certificate: Responsible Jewellry Council

•	RJC: Smelter/refiner has obtained a Chain-of-Custody Certification.

A-10

Annex B

Below is a list of the mineral country of origin information collected as a result of our due diligence activities:

Gold	Tantalum	Tin	Tungsten
Argentina	Angola	Angola	Angola
Armenia	Argentina	Argentina	Argentina
Australia	Australia	Australia	Australia
Austria	Austria	Austria	Austria
Belgium	Belarus	Belgium	Belgium
Bermuda	Belgium	Bolivia	Bolivia
Bolivia	Bolivia	Brazil	Brazil
Brazil	Brazil	Burundi	Burundi
Burundi	Burundi	Cambodia	Cambodia
Cambodia	Cambodia	Canada	Canada
Canada	Canada	Central African Republic	Central African Republic
Chile	Central African Republic	Chile	Chile
China	Chile	China	China
Colombia	China	Colombia	Colombia
Congo (Brazzaville)	Colombia	Congo (Brazzaville)	Congo (Brazzaville)
Czech Republic	Congo (Brazzaville)	Czech Republic	Czech Republic
Djibouti	Czech Republic	Djibouti	Djibouti
DRC- Congo (Kinshasa)	Djibouti	DRC- Congo (Kinshasa)	DRC- Congo (Kinshasa)
Ecuador	DRC- Congo (Kinshasa)	Ecuador	Ecuador
Egypt	Ecuador	Egypt	Egypt
Estonia	Egypt	Estonia	Estonia
Ethiopia	Estonia	Ethiopia	Ethiopia
Finland	Ethiopia	France	France
France	France	Germany	Germany
Germany	Germany	Guyana	Guinea
Ghana	Ghana	Hong Kong	Guyana
Guinea	Guinea	Hungary	Hungary
Guyana	Guyana	India	India
Hong Kong	Hungary	Indonesia	Indonesia
Hungary	India	Ireland	Ireland
India	Indonesia	Israel	Israel
Indonesia	Ireland	Ivory Coast	Ivory Coast
Ireland	Israel	Japan	Japan
Israel	Italy	Jersey	Kazakhstan
Italy	Ivory Coast	Kazakhstan	Korea, Republic of

B-1

Gold	Tantalum	Tin	Tungsten
Ivory Coast	Japan	Kenya	Laos
Japan	Jersey	Korea, Republic of	Luxembourg
Jersey	Kazakhstan	Kyrgyzstan	Madagascar
Kazakhstan	Kenya	Laos	Malaysia
Korea, Republic of	Korea, Republic of	Luxembourg	Mexico
Kyrgyzstan	Laos	Madagascar	Mongolia
Laos	Luxembourg	Malaysia	Mozambique
Luxembourg	Madagascar	Mexico	Myanmar
Madagascar	Malaysia	Mongolia	Namibia
Malaysia	Mali	Morocco	Netherlands
Mali	Mexico	Mozambique	Niger
Mexico	Mongolia	Myanmar	Nigeria
Mongolia	Mozambique	Namibia	No known country of origin
Mozambique	Myanmar	Netherlands	Papua New Guinea
Myanmar	Namibia	Nigeria	Peru
Namibia	Netherlands	No known country of origin	Philippines
Netherlands	Niger	Papua New Guinea	Portugal
New Zealand	Nigeria	Peru	Recycle/Scrap
Niger	No known country of origin	Philippines	Russian Federation
Nigeria	Peru	Poland	Rwanda
No known country of origin	Philippines	Portugal	Sierra Leone
Papua New Guinea	Poland	Recycle/Scrap	Singapore
Peru	Portugal	Russian Federation	Slovakia
Philippines	Recycle/Scrap	Rwanda	South Africa
Poland	Russian Federation	Sierra Leone	South Sudan
Portugal	Rwanda	Singapore	Spain
Recycle/Scrap	Sierra Leone	Slovakia	Suriname
Russian Federation	Singapore	South Africa	Switzerland
Rwanda	Slovakia	South Sudan	Taiwan
Saudi Arabia	South Africa	Spain	Tanzania
Sierra Leone	South Sudan	Suriname	Thailand
Singapore	Spain	Sweden	Uganda
Slovakia	Suriname	Switzerland	United Kingdom
South Africa	Switzerland	Taiwan	United States
Spain	Taiwan	Tanzania	Viet Nam
Suriname	Tanzania	Thailand	Zambia
Sweden	Thailand	Turkey	Zimbabwe
Switzerland	Uganda	Uganda

B-2

Gold	Tantalum	Tin	Tungsten
Taiwan	United Kingdom	United Kingdom
Tajikistan	United States	United States
Tanzania	Viet Nam	Uzbekistan
Thailand	Zambia	Viet Nam
Turkey	Zimbabwe	Zambia
United Arab Emirates		Zimbabwe
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe

B-3